EX – 99.(j)(1)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

919 THIRD AVENUE

NEW YORK, NY 10022 - 3852

PARIS
TEL (212) 715-9100	47, AVENUE HOCHE 75008

FAX (212) 715-8000	TEL (33-1) 44 09 46 00

FAX (33-1) 44 09 46 01

October 31, 2003

Mercantile Funds, Inc.

Two Hopkins Plaza

Baltimore, MD 21201

Re:	Mercantile Funds, Inc.

Ladies and Gentlemen:

We have acted as counsel to Mercantile Funds, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of its Post-Effective Amendments No. 33 and No. 34 to its Registration Statement on Form N-1A, Securities Act File No. 33-27491; 1940 Act Registration No. 811-5782 (collectively, the “Registration Statement”), and the Company’s future issuance of shares of the various classes and series that it offers as set forth on Schedule 1 hereto (each such class and series, a “Class” and, collectively, the “Shares”).

We have reviewed the Company’s Charter and Bylaws. We have examined the Prospectuses and Statement of Additional Information (the “SAI”) included in the Registration Statement, substantially in the form in which it is to become effective (the Prospectuses and the SAI, collectively, the “Prospectuses”). We have further examined and relied on a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Maryland law, with your permission, we have relied solely upon an opinion of Venable LLP, special Maryland counsel to the Company, a copy of which is attached hereto, concerning the organization of the Company and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

Based on such examination and on the attached opinion of Venable LLP, we are of the opinion that:

1.	The Company has been duly organized and is validly existing and in good standing as a Maryland corporation. Each of the Classes of Shares of the Company set forth on Schedule 1 is a validly existing Class of the Company’s Common Stock, par value $.001 per share.

Affiliate Offices	Alliance Offices

Milan * Rome	London * Brussels

KRAMER LEVIN NAFTALIS & FRANKEL LLP

Mercantile Funds, Inc.

October 31, 2003

2.	To the extent of the respective number of Shares of each Class authorized to be issued by the Company in its Charter, the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when hereafter sold, issued and paid for at their respective net asset values as contemplated in the Prospectuses, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 34 to the Company’s registration statement on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

SCHEDULE 1

SCHEDULE OF CLASSES AND SERIES

Classification*	Portfolios Marketed As:

Class A	Prime Money Market Fund

Class A – Special Series 1

Class A – Special Series 2

Class A – Special Series 3

Class B	Government Money Market Fund

Class B – Special Series 1

Class B – Special Series 2

Class B – Special Series 3

Class C	Tax-Exempt Money Market Fund

Class C – Special Series 1

Class C – Special Series 2

Class C – Special Series 3

Class E	Growth & Income Fund (formerly, Value Equity Fund)

Class E – Special Series 1

Class E – Special Series 2

Class E – Special Series 3

Class F	Limited Maturity Bond Fund (formerly, Intermediate Fixed Income Fund)

Class F – Special Series 1

Class F – Special Series 2

Class F – Special Series 3

Class G	Maryland Tax-Exempt Bond Fund

Class G – Special Series 1

Class G – Special Series 2

Class G – Special Series 3

Class H	International Equity Fund

Class H – Special Series 1

Class H – Special Series 2

Class H – Special Series 3

Class J	Diversified Real Estate Fund

Class J – Special Series 1

Class J – Special Series 2

Class J – Special Series 3

Class K	National Tax-Exempt Bond Fund

Class K – Special Series 1

Class K – Special Series 2

Class K – Special Series 3

Classification*	Portfolios Marketed As:

Class L	Total Return Bond Fund

Class L – Special Series 1

Class L – Special Series 2

Class L – Special Series 3

Class M	Equity Growth Fund

Class M – Special Series 1

Class M – Special Series 2

Class M – Special Series 3

Class N	Equity Income Fund

Class N – Special Series 1

Class N – Special Series 2

Class N – Special Series 3

Class O	Intermediate Tax-Exempt Bond Fund

Class O – Special Series 1

Class O – Special Series 2

Class O – Special Series 3

Class P	Capital Opportunities Fund (formerly, Small Cap Equity Fund)

Class P – Special Series 1

Class P – Special Series 2

Class P – Special Series 3

Class Q	Low Duration Bond Fund

Class Q – Special Series 1

Class Q – Special Series 2

Class Q – Special Series 3

*For marketing purposes, lettered Class Shares without further designations are called “Institutional Shares,” Special Series 1 shares are called “Class A Shares,” Special Series 2 shares are called “Class B Shares,” and Special Series 3 shares are called “Class C Shares.”